Exhibit 99.1

ONDAS | AMERICAN ROBOTICS | DETROIT MANUFACTURING SYSTEMS | NASDAQ: ONDS

# ONDAS, AMERICAN ROBOTICS & DETROIT MANUFACTURING SYSTEMS (DMS) PARTNERSHIP

**Ondas Holdings Inc. (NASDAQ: ONDS), through its subsidiary American Robotics, has entered into a strategic partnership with Detroit Manufacturing Systems (DMS) to establish a robust, U.S.-based manufacturing and supply chain platform for its autonomous drone systems, including the FAA Type Certified Optimus System™ and Iron Drone Raider™.**

**This partnership is a foundational step toward scaling production capacity and delivering fully NDAA-compliant, Made in America drone systems to meet surging demand across U.S. defense, homeland security, and critical infrastructure sectors.**





## Strategic Highlights

**Made in America:** All manufacturing and assembly to take place through DMS's advanced manufacturing operations, Kinetyc, in Wixom, Michigan, leveraging high quality American production.

**NDAA-Compliant Supply Chain:** Fully aligned with U.S. national security and procurement requirements for defense and government agencies.

**DMS Capabilities:** A top-tier American manufacturer with deep experience delivering high-quality systems at scale to demanding industries including government and defense.

**Operational and Scalable:** American Robotics' autonomous Optimus and Iron Drone platforms are combat and field proven, ready for mass adoption.

NDAA COMPLIANT


AMERICAN ROBOTICS
IRON DRONE

## Expanding U.S. Market Opportunities

| Market | Opportunity |
|---|---|
| **U.S. Department of Defense (DoD)** | ISR, tactical support, perimeter security, BVLOS operations |
| **Department of Homeland Security (DHS)** | Counter-UAS, border patrol, event security |
| **Public Safety** | Drone as First Responder (DFR), fire and rescue, situational awareness |
| **Critical Infrastructure** | Energy, rail, ports, airports—inspection and security |
| **Industrial/Private Sector** | Oil & gas, mining, utilities—automated data and security services |

## Strategic Impact

- Accelerates delivery timelines for major programs
- Secures domestic supply chain resilience
- Opens doors to significant U.S. federal contracts
- Strengthens export readiness to U.S. allies
- Enhances investor visibility in defense-tech and infrastructure megatrends

## About Ondas and American Robotics

Ondas Holdings (NASDAQ: ONDS) is a leading developer of private wireless networks and autonomous drone systems. American Robotics, a subsidiary of Ondas, is the first company to receive FAA Type Certification for fully autonomous drone operations. Its Optimus and Iron Drone Raider platforms are purpose-built for continuous remote deployment in mission-critical environments.

**www.ondas.com | www.american-robotics.com | www.dmsna.com**